EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

Senior Vice President

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES SIGNIFICANT INCREASE IN CASH DIVIDEND

LAREDO, TX,  September 19, 2016 - International Bancshares Corporation (“IBC”)  announced today that on September 15, 2016,  IBC’s Board of Directors approved the declaration of a thirty-one cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on September 30, 2016, payable on October 17, 2016.   “This cash dividend, which reflects an increase of 7% per share over IBC’s most recent cash dividend, was made possible because of the Company’s very strong capital position and continued favorable earnings performance during these challenging economic times,” said Dennis E. Nixon, President and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company with $11.8 billion in assets headquartered in Laredo, Texas, with 204 facilities and more than 310 ATMs serving 88 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to future developments or events, expectations, plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties, including those detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.